EXHIBIT 99.1

The Carlyle Group to Acquire Synagro Technologies for $5.76 Per Share

    HOUSTON & NEW YORK--(BUSINESS WIRE)--Jan. 29, 2007--Synagro Technologies, Inc. (NASDAQ:SYGR)("Synagro" or "the Company") and The Carlyle Group ("Carlyle") announced that they have entered into a definitive merger agreement (the "Merger"). The total enterprise value of the transaction, including the assumption of debt, is $772 million. Synagro recycles biosolids and other organic residuals in the United States and is the only national company focused exclusively on the estimated $8 billion organic residuals industry, which includes water and wastewater residuals. The transaction is expected to close in the second quarter of 2007.

    Under the terms of the Merger, Carlyle will acquire all of the outstanding shares of Synagro for $5.76 per share in cash, representing a 28.6% premium based upon Synagro's closing share price on January 26, 2007. In addition, the Company plans to continue its current policy of paying dividends on its common stock through the closing of the Merger. The transaction has been approved by the Board of Directors of Synagro and Carlyle.

    "I am excited about the opportunity that this merger presents for our customers, shareholders, employees and the communities we serve," said Robert Boucher, President and Chief Executive Officer of the Company. "Carlyle is a dynamic organization with an outstanding track record of long-term investment in assets in the United States and around the world. We are confident that our partnership with Carlyle will help ensure Synagro's continued success."

    "Synagro is dedicated to providing the highest quality service to all of our customers," continued Mr. Boucher. "Over the last several years, as we have executed on our growth strategy as a public company, Synagro has reviewed a broad range of strategic alternatives. This partnership with Carlyle gives Synagro the best opportunity to maintain our role as a necessary service provider, a key employer and a long-time community partner while delivering a highly attractive cash premium to our shareholders. This is the right transaction at the right time with the right partner for Synagro."

    Barry Gold, Managing Director of Carlyle and Co-head of the
Infrastructure Team, said, "We are pleased to team with this well-established, solidly-run company as Carlyle's Infrastructure Team makes our first acquisition. Synagro is a strong, stable company in a market that has displayed consistent growth over time. We believe it is an excellent, long-term investment for our firm."

    Robert Dove, Managing Director of Carlyle and Co-head of the Infrastructure Team, said, "We are confident that with Synagro's talented management team and experienced workforce, the Company will continue to enhance its financial and operating performance and build upon its competitive dominance in the industry in which it operates. We are firmly committed to making the capital expenditures necessary to ensure Synagro continues to grow its business and provide the high level of reliability and customer service for which it is known."

    Commitment to Synagro Management and Employees

    Upon completion of the transaction, Synagro Technologies' common stock will cease to be publicly traded and the Company will be a wholly owned subsidiary of a Carlyle affiliate.

    "A significant part of our attraction to Synagro is the high quality of its existing management and employees," said Mr. Gold. "We look forward to those same people continuing to play an essential role at Synagro, and to working closely with Robert Boucher and the other members of the Synagro management team to continue driving the Company's success."

    Transaction Terms

    The Company's Board of Directors complimented the investment bank Lehman Brothers, Inc. and its outside counsel Locke Liddell & Sapp for conducting a comprehensive private auction over the past several months that resulted in significant value for the Company's stockholders. Under the terms of the merger agreement, Synatech Holdings, Inc., a Delaware corporation owned by Carlyle, will acquire all of the outstanding common shares of Synagro for $5.76 per share in cash. The transaction has a total equity market value of approximately $462 million.

    The offer represents a premium of 28.6% based upon Synagro's closing share price on January 26, 2007 and a premium of 30.1% over Synagro's average 30-day closing price ending January 26, 2007.

    The total enterprise value of the transaction is approximately $772 million, including the assumption of $310 million in debt.

    Approvals and Timing

    The transaction is subject to customary closing conditions, including the approval of Synagro's stockholders.

    Lehman Brothers acted as sole financial advisor to the Company and rendered a fairness opinion regarding the transaction to Synagro's Board of Directors.

    Merrill Lynch & Co. acted as financial advisor to Carlyle in connection with the transaction.

    Gibson Dunn & Crutcher acted as counsel to Carlyle.

    About Synagro

    Synagro believes that it is the largest recycler of biosolids and other organic residuals in the United States and is the only national company focused exclusively on the estimated $8 billion organic residuals industry, which includes water and wastewater residuals. The Company serves approximately 600 municipal and industrial water and wastewater treatment accounts with operations in 37 states and the District of Columbia. The Company offers a broad range of water and wastewater residuals management services focusing on the beneficial reuse of organic, non-hazardous residuals resulting from the wastewater treatment process, including drying and pelletization, composting, product marketing, incineration, alkaline stabilization, land application, collection and transportation, regulatory compliance, dewatering, and facility cleanout services. www.synagro.com

    About Carlyle

    The Carlyle Group is a global private equity firm with $46.9 billion under management. Carlyle invests in buyouts, venture & growth capital, real estate and leveraged finance in Asia, Europe and North America, focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, healthcare, industrial, technology & business services and telecommunications & media. Since 1987, the firm has invested $24 billion of equity in 576 transactions for a total purchase price of $101.8 billion. The Carlyle Group employs more than 740 people in 16 countries. In the aggregate, Carlyle portfolio companies have more than $68 billion in revenue and employ more than 200,000 people around the world. www.carlyle.com

    The foregoing contains forward-looking statements, the results of which may materially differ from those implied due to known and unknown risks and uncertainties, some of which are discussed below.

    Additional Information and Where to Find It

    This communication may be deemed to be solicitation material in respect of the proposed acquisition of Synagro by Carlyle. In connection with the proposed acquisition and required stockholder approval, Synagro will file relevant materials with the Securities and Exchange Commission, including a proxy statement on Schedule 14A, which will be mailed to the stockholders of Synagro. STOCKHOLDERS OF SYNAGRO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SYNAGRO'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Synagro at the Securities and Exchange Commission's web site at www.sec.gov.

    The proxy statement and other relevant documents may also be obtained for free from Synagro by directing such request to Corporate Secretary at 1800 Bering Drive, Houston, TX 77057: or by telephone:
(800) 247-0400.

    Participants in Solicitation

    Synagro and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers was included in the Company's Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2006, and information concerning all of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from Synagro by directing such request to the address provided in the section above.

    Safe Harbor Statement

    This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under Synagro's control which may cause the actual results, performance or achievement of Synagro to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to: the risk that our stockholders may not receive the level of dividends provided for in the dividend policy adopted by our board or any dividends at all; unseasonable weather; changes in government regulations; the ability to find, timely close, and integrate acquisitions; changes in federal wastewater treatment and biosolid regulation; our ability to comply with federal, state and local environmental regulations or to maintain and obtain necessary permits; competition in the wastewater residuals management business; the risk of early termination of customer contracts; loss of significant customers; our ability to complete new facilities as scheduled; our level of debt and our ability to service our debt; our ability to obtain additional financing; our ability to maintain sufficient insurance; and the effect of the restrictions in our senior secured credit agreement on our operations. Other factors are discussed in our periodic filings with the Securities and Exchange Commission.

    CONTACT: Synagro Technologies, Inc.
             Robert C. Boucher, Jr., 713-369-1700
             or
             J. Paul Withrow, 713-369-1700
             or
             The Carlyle Group
             Chris Ullman, 202-729-5399
             chris.ullman@carlyle.com